Exhibit 10.1

Execution Copy

AMENDMENT NO. 4 TO LOAN AND

SECURITY AGREEMENT AND CONSENT

This AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT AND CONSENT, dated as of April 3, 2012 (this “Amendment No. 4”), is by and among Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as agent pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Viasystems Technologies Corp., L.L.C., a Delaware limited liability company (“Technologies”), Viasystems Corporation, an Oregon corporation formerly known as Merix Corporation (“Merix” and, together with Technologies, each individually a “Borrower” and collectively, “Borrowers”), Viasystems, Inc., a Delaware corporation (“Parent”), Viasystems International, Inc., a Delaware corporation (“International”) and Merix Asia, Inc., an Oregon corporation (“Asia” and together with Parent and International, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of February 16, 2010, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 24, 2010, Amendment No. 2 to Loan and Security Agreement and Waiver, dated as of August 2, 2011, and Amendment No. 3 to Loan and Security Agreement, dated as of December 8, 2011 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 4 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have advised Agent and Lenders that Parent’s wholly-owned Subsidiary, Victor Merger Sub Corp. (“Specified Merger Sub”), intends to merge with and into DDi Corp. (the “Acquired Company”) with the Acquired Company being the surviving corporation (the “Specified Merger”) as further set forth in the Agreement and Plan of Merger, dated as of April         , 2012 (the “Specified Merger Agreement”), by and among Specified Merger Sub, Acquired Company and Parent;

WHEREAS, in connection with the Specified Merger and any refinancing of all or any portion of the Senior Secured Notes (whether or not refinanced in connection with the Specified Merger), Borrowers and Guarantors have advised that they intend to enter into financing arrangements, pursuant to which Borrowers and Guarantors will incur, at any time and from time to time on or before the date that is the earlier of the first anniversary of the consummation of the

Specified Merger or September 15, 2013, indebtedness comprising bridge loans (the “Bridge Loans”), exchange notes issued in exchange for any such Bridge Loans, other debt securities, term loans or a combination of the foregoing in a cumulative maximum principal amount not to exceed $550,000,000 (plus any pay in kind interest paid thereon pursuant to their terms) at any time outstanding (such indebtedness, including the Bridge Loans, is collectively referred as the “New Debt”) which may be secured by liens on the assets of Borrowers and Guarantors that are subordinate to the liens securing the Obligations pursuant to the Intercreditor Agreement or another satisfactory intercreditor agreement;

WHEREAS, by this Amendment No. 4, Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments and consents on the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 4” shall mean Amendment No. 4 to Loan and Security Agreement and Consent, dated as of April 2, 2012, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 4 Effective Date” shall mean the first date on which the conditions precedent set forth in Section 7 of Amendment No. 4 are satisfied.

(b) Interpretation. For purposes of this Amendment No. 4, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 4.

2. Consent to Specified Merger. Notwithstanding anything to the contrary set forth in the Financing Agreements (including Section 9.7 or 9.10 of the Loan Agreement), Agent and Lenders hereby consent to (a) the Specified Merger in accordance with the terms set forth in the Specified Merger Agreement (without giving effect to any modification, consent, amendment or waiver thereto that is materially adverse to Agent or Lenders unless consented to in writing by Agent and Lenders; it being understood and agreed that any reduction in the aggregate purchase price of the Specified Merger of less than 10% of such purchase price is hereby deemed not to be materially adverse to Agent and Lenders) and (b) all of the transactions contemplated by the Specified Merger Agreement (including, for the avoidance of doubt, the incurrence or assumption of any Indebtedness of the Acquired Business to the extent that such Indebtedness is permitted under Section 4.09 of the Specified Merger Agreement to remain outstanding immediately following the consummation of the Specified Merger); provided, that, each of the following conditions precedent has been satisfied:

(a) the average daily Excess Availability for the period of thirty (30) consecutive days immediately preceding the date of the Specified Merger shall be not less than $22,500,000;

(b) after giving effect to the Specified Merger and any increase in the Borrowing Base as a result of the Specified Merger, the Excess Availability shall be not less than $22,500,000;

(c) the Specified Merger shall have been consummated on or before August 15, 2012, as such date may be extended by up to one month due to antitrust review as, and subject to the limitations, provided for in the Specified Merger Agreement; and

(d) Agent shall have received a certificate of the chief financial officer or chief executive officer of Parent certifying on behalf of Parent to Agent and Lenders that the Specified Merger complies with the foregoing conditions precedent.

Upon the written request of Parent following the satisfaction of the conditions precedent in clauses (a) through (d) above, Agent shall promptly confirm in writing the satisfaction of such conditions precedent. Immediately upon the satisfaction of the foregoing conditions precedent, the Specified Merger shall be deemed to be a Permitted Acquisition for all purposes of the Loan Agreement and the other Financing Agreements, without the necessity of satisfying any of the conditions set forth in the definition of Permitted Acquisition (except that the consideration paid for the Specified Merger shall be disregarded for the purpose of any determination made at any time under clause (i) of the definition of Permitted Acquisition).

No Accounts, Real Property or Equipment of the Acquired Company or its Subsidiaries shall be Eligible Accounts, Eligible Real Property or Eligible Equipment, respectively, until Agent has completed a field examination with respect to the business and assets of the Acquired Company and its Subsidiaries in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Acquired Company and its Subsidiaries, the scope and results of which shall be reasonably satisfactory to Agent (which field examination may occur before the date of the Specified Merger), and the criteria for Eligible Accounts, Eligible Real Property or Eligible Equipment set forth herein are satisfied with respect thereto in accordance with the Loan Agreement or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with the definitions of Eligible Accounts, Eligible Real Property and Eligible Equipment, as applicable, and subject to such Reserves as Agent may establish in its Permitted Discretion in connection with the assets of the Acquired Company and its Subsidiaries to be included in the Borrowing Base in accordance with the definition of Reserves, and in the case of Eligible Real Property or Eligible Equipment, to the extent that it has been subject to an appraisal that satisfies the requirements of Section 7.4 of the Loan Agreement (which appraisal may occur before the date of the Specified Merger); provided, that, notwithstanding anything to the contrary contained in this Amendment No. 4 or the Loan Agreement, (i) Borrowers shall reimburse Agent for the reasonable costs and expenses of any field examination and appraisal conducted pursuant to this paragraph and (ii) any field examination and appraisal conducted pursuant hereto shall be in addition to any field examination and appraisal contemplated by Sections 7.4 and 7.7 of the Loan Agreement. Nothing contained in this Amendment No. 4 shall modify or otherwise limit the obligations of Borrowers and Guarantors to comply with the terms of Section 9.22 of the Loan Agreement.

3. Consent to Indebtedness. Notwithstanding anything set forth in the Financing Agreements (including under Section 9.9 of the Loan Agreement), Agent and Lenders hereby consent to Borrowers and the Guarantors incurring, creating, assuming, becoming or being liable in any manner with respect to, or permitting to exist, any Indebtedness constituting the New Debt or any guarantees thereof and the use of all or part of the proceeds thereof to repay all or any portion of the Senior Secured Notes (including the payment of any applicable premiums, make-whole payments, penalties, fees, charges, expenses and accrued interest); provided, that, each of the following conditions precedent has been satisfied with respect to any such New Debt (or, in the case of clause (a) below, would be satisfied immediately after giving pro forma effect to any such New Debt and the use of the proceeds thereof):

(a) the sum of the outstanding principal amount of all New Debt and the outstanding principal amount of the Senior Secured Notes shall not exceed (i) $550,000,000 (plus any pay in kind interest paid thereon) or (ii) at any time after September 15, 2012, if the Specified Merger has not been consummated on or before such date, $250,000,000 (plus any pay in kind interest paid thereon);

(b) Agent shall have received true, correct and complete copies of all material documents, agreements and instruments evidencing or relating to the New Debt;

(c) no New Debt shall require any payments of, or in respect of, principal prior to the Maturity Date (including any sinking fund payments or similar type of payments), except as permitted by clause (d) below;

(d) the terms of the New Debt shall not require Borrowers and Guarantors, directly or indirectly, to (i) make any payments in respect of any New Debt; provided, that, notwithstanding anything in the Loan Agreement or any other Financing Agreement to the contrary, (A) Borrowers and Guarantors may make regularly scheduled payments of interest in respect of such New Debt, (B) Borrowers and Guarantors may pay fees, prepayment premiums, original issue discount, expenses and indemnities incurred in connection therewith, (C) Borrowers and Guarantors may repay the outstanding principal amount of such New Debt plus accrued and unpaid interest thereon on or after the Maturity Date, (D) Borrowers and Guarantors may make mandatory prepayments in respect of such New Debt (or any Refinancing Indebtedness in respect of the New Debt) with (w) any proceeds of New Debt that are maintained in an escrow account if the Specified Merger does not occur by September 15, 2012, (x) in the case of Bridge Loans (or any Refinancing Indebtedness in respect of the Bridge Loans), to the extent outstanding at any time on or before the first anniversary of the Specified Merger, (1) the proceeds of issuances of equity securities issued by Parent, (2) the proceeds of other New Debt not constituting Bridge Loans, (3) the proceeds of issuances of other Indebtedness permitted under the Loan Agreement (as in effect immediately before giving effect to this Amendment No. 4) other than proceeds of Indebtedness under the Loan Agreement and other exceptions set forth therein, or (4) the proceeds of asset sales and casualty insurance not required to prepay the Obligations or the Senior Secured Notes (subject to the terms of the New Debt Intercreditor Agreement defined below), (y) in the case of any other New Debt (or any Refinancing Indebtedness in respect of such other New Debt), the proceeds of equity interests issued by Parent and asset sales and insurance proceeds not required to prepay the Obligations or the Senior Secured Notes (subject to the terms of the New Debt Intercreditor Agreement defined below), or (z) in each case of clauses (x) and (y), mandatory prepayments or mandatory offers to prepay required upon a change of control or payments required upon the acceleration of the New Debt (or any Refinancing Indebtedness in respect of the New Debt) upon the occurrence and during the continuance of an event of default under the documents governing the New Debt (or any Refinancing Indebtedness in respect of the New Debt), and (E) Borrowers and Guarantors may make payments in respect of the New Debt (or any Refinancing Indebtedness in respect of the New Debt) with the proceeds of other Refinancing Indebtedness permitted under Section 9.9(i) of the Loan Agreement, or (ii) redeem, retire, defease, purchase or otherwise acquire such New Debt, or set aside or otherwise deposit or invest any sums for such purpose (other than (x) with proceeds of Refinancing Indebtedness, to the extent permitted under Section 9.9(i) of the Loan Agreement and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced, exchanged or substituted for, or (y) to the extent permitted under clause (i)(D) of this Section (d) above);

(e) Borrowers and Guarantors shall furnish to Agent copies of all notices or demands in connection with New Debt received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

(f) the New Debt shall not have a final maturity date earlier than August 23, 2014 and shall not require any regularly scheduled principal payments prior to August 23, 2014.

Upon the written request of Parent following the satisfaction of the conditions precedent in clauses (a) through (f) above, Agent shall promptly confirm in writing the satisfaction of such conditions precedent.

4. Consent to Liens. Notwithstanding anything to the contrary set forth in the Financing Agreements (including Section 9.8 of the Loan Agreement), Agent and Lenders hereby consent to the creation, incurrence, assumption and existence of any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever securing the Indebtedness constituting the New Debt (or any Refinancing Indebtedness in respect of the New Debt) and the guarantees thereof and the filing and remaining in effect of any financing statement or other similar notice of any security interest with respect thereto; provided, that, such security interests and liens shall be subject and subordinate to the security interests and liens of Agent pursuant to the Intercreditor Agreement or another intercreditor agreement (collectively, the “New Debt Intercreditor Agreement”) reasonably satisfactory to Agent (it being agreed that (a) an intercreditor agreement that is substantially identical to the Intercreditor Agreement will be deemed to be satisfactory to Agent, and (b) Agent will not have a lien on any escrow account which solely and exclusively contains proceeds of the New Debt and any amounts required to be maintained therein to pay interest on the New Debt that is due and payable on or before the earlier of September 15, 2012 or the date of the consummation of the Specified Merger). All such security interests and liens shall be deemed to be Permitted Liens for all purposes of the Loan Agreement and the other Financing Agreements.

5. Amendments to Loan Agreement.

(a) Section 1.56 of the Loan Agreement is hereby amended by adding the following words immediately before the semicolon at the end of clause (d) thereof: “and any of the outstanding Capital Stock of an Immaterial Subsidiary”.

(b) Section 9.7(b)(vii)(D) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with “(D) [Reserved],”.

(c) Section 9.9(g)(iv) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with “(iv) [Reserved],”.

(d) Section 9.9(i) of the Loan Agreement is hereby amended by deleting the phrase “Indebtedness permitted under Section 9.9(h)” and replacing it with “Indebtedness permitted under Section 9.9(h) or under Section 3 of Amendment No. 4”.

(e) Section 9.16 of the Loan Agreement is hereby amended by deleting the phrase “and (vii)” and replacing it with “, (vii) the documents governing the New Debt (as defined in Amendment No. 4) and the documents governing the Refinancing Indebtedness in respect of the New Debt; provided, that, any such encumbrances or restrictions contained in the documents governing such Refinancing Indebtedness are no less favorable to Agent and Lenders then those encumbrances and restrictions under or pursuant to the documents governing the New Debt, and (viii)”.

6. Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents and warrants to Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of which are a continuing condition of the making or providing of any Loans to Borrowers:

(a) this Amendment No. 4 and each other agreement (if any) to be executed and delivered by each Borrower and Guarantor in connection herewith, with, to or in favor of Agent or Lenders (together with this Amendment No. 4, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their terms, except as expressly modified or waived hereby and as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(b) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment No. 4 and the other Amendment Documents;

(c) on the date hereof, no Default or Event of Default exists or has occurred and is continuing; and

(d) the execution, delivery and performance of this Amendment No. 4 and the other Amendment Documents (i) is within each Borrower’s and Guarantor’s limited liability company or corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property is bound.

7. Conditions Precedent. This Amendment No. 4 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 4, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders; and

(b) no Default or Event of Default shall exist or have occurred and be continuing.

Upon the written request of Parent following the satisfaction of the conditions precedent in clauses (a) and (b) above, Agent shall promptly confirm in writing the satisfaction of such conditions precedent.

8. General

(a) Effect of this Amendment. Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Amendment No. 4 and the other Financing Agreements, the terms of this Amendment No. 4 shall control.

(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY

CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 4 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 4 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

(f) Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 4.

(g) Entire Agreement. This Amendment No. 4, together with the other Amendment Documents, represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

(h) Counterparts, etc. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 4 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 4. Any party delivering an executed counterpart of this Amendment No. 4 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 4, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the date first above written.

BORROWERS

VIASYSTEMS CORPORATION, formerly known as Merix Corporation

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and CFO

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and CFO

GUARANTORS

VIASYSTEMS, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and CFO

VIASYSTEMS INTERNATIONAL, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and CFO

MERIX ASIA, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and CFO

Amendment No. 4 to Loan and Security Agreement and Consent

AGENT

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), as Agent

By:	/s/ Barry Felker
Name:	Barry Felker
Title:	Vice President

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England)

By:	/s/ Barry Felker
Name:	Barry Felker
Title:	Vice President

Amendment No. 4 and Consent to Loan and Security Agreement